Exhibit 99.1


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   First Montauk Completes Asset Sale Transaction and Closes its Broker-Dealer
                                   Operations

December 29, 2008 -- Red Bank, NJ -- First Montauk Financial Corp. (OTCBB: FMFK) announced today that it has completed the previously announced sale of certain assets of its primary subsidiary, First Montauk Securities Corp., a registered Broker-Dealer and Investment Advisor ("FMSC") to First Allied Securities, Inc., an Advanced Equities Financial Corp. company. Upon the closing under the definitive asset purchase agreement, many of First Montauk's independent registered representatives joined First Allied, and First Allied acquired the right to service the customer accounts of those representatives that join First Allied. As previously disclosed in its proxy statement to shareholders, dated September 23, 2008, upon completion of the sale of assets to First Allied, substantially all of the assets of FMSC were sold and acquired by First Allied, and FMSC is ceasing its broker-dealer operations. To that end, First Montauk also announced that on December 23, 2008 FMSC filed with the U.S. Securities and Exchange Commission (SEC), effective December 31, 2008, Form BDW to withdraw its registration as a broker-dealer and Form ADV-W to terminate its registration as an investment advisor. Each such filing of termination is subject to approval by the SEC which is expected to be obtained within 60 days.

Under the terms of the definitive asset purchase agreement, First Montauk will receive an aggregate purchase price of approximately $4,197,000 which includes receipt at the closing of a credit for $250,000 which was paid to First Montauk upon the signing of the agreement on July 11, 2008 and a credit for the cancellation of the balance of principal and interest outstanding totaling approximately $1,055,670 under a secured convertible promissory note, dated December 7, 2007 executed in connection with a loan to First Montauk by an affiliate of First Allied. The balance of the purchase price is payable in two installments, 30 days and 90 days after the closing. Such installments may be subject, however, to certain downward adjustments under the terms of the asset purchase agreement. First Montauk will use a portion of the proceeds to pay outstanding obligations of First Montauk and its broker-dealer subsidiary to wind down their existing operations and a portion of the proceeds, will be paid to those of FMSC's independent registered representatives who have affiliated with First Allied.


"This sale brings to an end our broker-dealer operations which have been hard-pressed to compete in this difficult economic environment", stated Victor
K. Kurylak, President and Chief Executive of First Montauk.

As a result of the substantial obligations outstanding that are due and payable by First Montauk, the Company does not anticipate that the shareholders will receive any distribution of any proceeds of the sale of assets just completed. The Board is evaluating the benefits of positioning the Company as a shell company to be used as a potential merger candidate for another operating business. First Montauk does not have any specific merger, stock exchange, asset acquisition, reorganization or other business combination under consideration or contemplation. The Company has not contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.


First Montauk also announced that the employment contracts of Mr. Kurylak and Celeste Leonard, the Company's Executive Vice President and the Chief Compliance Officer of FMSC, will terminate on December 31, 2008 in accordance with their respective terms and will not be renewed by the Company. Mr. Kurylak and Ms. Leonard will, however, remain on the Board of Directors of the Company.


Montauk Financial Group is a service mark of First Montauk Securities Corp., Member FINRA/SIPC. First Montauk Financial Corp. is the parent company of First Montauk Securities Corp., a registered securities broker/dealer headquartered in Red Bank, NJ. Additional information is available at its website at www.montaukfinancial.com.


The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. This press release may contain certain statements of a forward-looking nature relating to future events or future business performance. Any such statements that refer to First Montauk Financial Corp.'s estimated or anticipated future results or other non-historical facts are forward-looking and reflect First Montauk's current perspective of existing trends and information. These statements involve risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, risks and uncertainties detailed in each Securities and Exchange Commission filings of First Montauk, including each of First Montauk's annual reports on Form 10-K and quarterly reports on Form 10-Q, and its 2008 Annual Meeting Proxy Statement. The forward-looking statements speak only as of the date of this release. Each of First Montauk and its subsidiaries undertake no obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.


                                    Contact:


First Montauk Financial Corp.
Robert I. Rabinowitz
(800) 876-3672, ext. 4223

info@montaukfinancial.com




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